Exhibit 5.1

HUNTON & WILLIAMS LLP
1111 BRICKELL AVENUE
SUITE 2500
MIAMI, FLORIDA 33131

TEL 305 • 810 • 2500
FAX 305 • 810 • 2460
December 23, 2009
The Board of Directors
HeartWare International, Inc.
205 Newbury Street, Suite 101
Framingham, MA 01701

Re:	HeartWare International, Inc. Registration Statement on Form S-3 Relating to Equity, Debt and Derivative Securities
Ladies and Gentlemen:
     We have acted as counsel to HeartWare International, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the Company’s registration pursuant to a registration statement on Form S-3 (such registration statement, as it may be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) common stock, $.001 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $.001 par value per share, of the Company (the “Preferred Stock”, and along with the Common Stock, the “Company Stock”); (iii) debt securities, in one or more series (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities or any combination of the foregoing (the “Warrants”); and (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants, in any combination (the “Units”), having an aggregate initial public offering price not to exceed $100,000,000, in each case on terms to be determined at the time of any offering by the Company. The Company Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement.
     We have examined such records of the Company, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion letter. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.
     In addition, in connection with rendering the opinions set forth below, we have assumed that:
ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   WASHINGTON
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December 23, 2009

          (a) the Certificate of Incorporation and Bylaws of the Company, each as amended through the date hereof, will not have been further amended in any manner that would affect any legal conclusion set forth herein, and that any Certificate of Designations, Rights and Preferences in respect of any series of Preferred Stock will be in conformity therewith and with applicable law;
          (b) the consideration paid for any shares of Company Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) or any successor provision;
          (c) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become and be effective pursuant to timely filings under the Securities Act and no stop order has been or will be issued by the Securities and Exchange Commission (the “Commission”) with respect thereto;
          (d) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
          (e) all Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;
          (f) with respect to Securities to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to such Securities or, with respect to Securities to be sold by the Company directly to investors in privately negotiated transactions, the form, terms and conditions of a definitive purchase agreement with respect to such Securities (such agreement with respect to any offering of Securities, the “Definitive Agreement”), will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
          (g) in the case of Common Stock, the Board of Directors of the Company will have taken all necessary corporate action to approve the issuance of the Common Stock;
          (h) in the case of Preferred Stock of any series, the Board of Directors of the Company will have taken all necessary corporate action to approve the issuance of the Preferred Stock of such series and to designate and establish the terms of such series, will have caused an appropriate Certificate of Designations, Rights and Preferences or amendment to the Certificate of Incorporation of the Company with respect to such series of Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and the terms of such series of Preferred Stock will not violate any applicable law, conflict with the Company’s then existing Certificate of Incorporation, any then existing Certificate of Designations, Rights and Preferences or the Company’s then existing Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
          (i) in the case of Debt Securities of any series, (i) an indenture relating to the Debt Securities (the “Debt Securities Indenture”) and any supplemental indentures thereto will be duly authorized, executed and delivered by the Company, the trustee thereunder and any other party

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thereto; (ii) each person signing the Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (iii) the Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (iv) the Board of Directors of the Company will have taken all necessary corporate action to approve the issuance of Debt Securities of such series and to establish the terms of such series of Debt Securities, and will have caused, in conformity with the Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Company’s Board of Directors setting forth the terms of such series of Debt Securities to be duly authorized, executed and delivered by the parties thereto; and (v) none of the Debt Securities Indenture, any supplemental indenture relating to the Debt Securities or any other instrument representing or setting forth the terms of such series of Debt Securities will include any provision that is unenforceable, the terms of such series of Debt Securities and of their issuance and sale will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
          (j) in the case of Warrants, (i) the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation and terms of such Warrants and the issuance of the Securities to be issued upon exercise of such Warrants and to approve any warrant agreement relating thereto (the “Warrant Agreement”); (ii) such Warrant Agreement will have been duly authorized, executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (iii) each person signing the Warrant Agreement will have the legal capacity and authority to do so; (iv) neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (v) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Board resolutions authorizing the offer and issuance of the Warrants and the Warrant Agreement; and (vi) neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, and the terms of such Warrants and Warrant Agreement and of the issuance and sale of the Warrants will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
          (k) in the case of Units, (i) the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation and terms of such Units and the issuance of the Securities to be issued upon exercise of any Warrants which are a part of such Units and to approve any warrant agreement relating thereto (the “Unit Agreement”), (ii) such Unit Agreement will have been duly authorized, executed and delivered by the Company and a Unit agent thereunder appointed by the Company, (iii) each person signing the Unit Agreement will have the legal capacity and authority to do so, (iv) neither such Units nor such Unit Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (v) such Units will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Board resolutions authorizing the offer and issuance of the Units and the Unit Agreement; and (vi) neither

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such Units nor such Unit Agreements will include any provision that is unenforceable, and the terms of such Units and Unit Agreement and of the issuance and sale of the Units will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
          (l) certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Certificate of Incorporation and Bylaws;
          (m) there will be sufficient Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation and not otherwise issued or reserved for issuance;
          (n) the purchase price for Company Stock payable to the Company, or, if such shares are issuable upon conversion, exchange, redemption or exercise of other Securities, the consideration payable to the Company for such conversion, exchange, redemption or exercise (i) will not be less than the par value of such shares in the case of Common Stock, or (ii) the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Company’s Board of Directors to constitute the stated capital applicable to such shares in the case of shares of Preferred Stock; and
          (o) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
          1. With respect to the Company Stock, when the Company Stock has been issued and delivered in accordance with the terms of the applicable Definitive Agreement and upon payment of the consideration therefor provided for therein, the Company Stock will be validly issued, fully paid and nonassessable.
          2. With respect to the Debt Securities, when the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Debt Securities Indenture and any applicable supplemental indenture, and issued and delivered in accordance with the terms of the applicable Definitive Agreement and upon payment of the consideration therefor provided therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

December 23, 2009

          3. Upon (a) the due authorization, execution and delivery of the Debt Securities Indenture by the Company, and (b) the qualification of the Indenture under the Trust Indenture Act, the Indenture will be a valid and binding obligation of the Company.
          4. With respect to the Warrants, when the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and delivered in accordance with the terms of the applicable Definitive Agreement and upon payment of the consideration therefor provided therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
          5. With respect to the Units, when the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and delivered in accordance with the terms of the applicable Definitive Agreement and upon payment of the consideration therefor provided therein, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
     With respect to the Debt Securities, we express no opinion regarding (i) the submission of jurisdiction to the extent it relates to the subject matter jurisdiction of any court, (ii) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings, (iii) the waiver of any right to have service of process made in the manner prescribed by applicable law, (iv) the appointment of any person as attorney in fact insofar as exercise of such power of attorney may be limited by public policy or limitations referred to elsewhere in this opinion, (v) the ability of any person to receive the remedies of specific performance, injunctive relief, liquidated damages or any similar remedy in any proceeding, (vi) any right to the appointment of a receiver, (vii) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process, (viii) any waiver or limitation concerning mitigation of damages, (ix) the availability of the right of rescission, (x) the creation, perfection or priority of any security interest, (xi) the effect of the law of any jurisdiction (other than the State of New York) that limits the rate(s) of interest that may be charged or collected, or (xii) the enforceability of any right to receive interest on interest.
     In addition, we express no opinion concerning (i) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers to be in writing; (ii) the enforceability of indemnification provisions to the extent they purport to relate to claims, losses or liabilities in an unreasonable amount or for claims, losses or liabilities attributable to the indemnified party’s negligence or any violation of federal or state securities or blue sky laws; or (iii) any law or regulation relating to federal, state or local taxation, federal or state environmental regulation, local laws, labor laws, intellectual property laws, antitrust laws or those relating to zoning, land use or subdivision laws, ERISA and similar matters.

December 23, 2009

     The foregoing opinions are limited to the laws of the State of Florida, the laws of the State of New York, the DGCL and applicable federal laws of the United States of America and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Regards,
/s/ Hunton & Williams LLP
Hunton & Williams LLP

05043/08540